[PEARL MYERS & PARTNERS]                                          EXHIBIT 10(k)
                                                                  -------------

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.

-------------------------------------------------------------------------------

                        VISION2001 Compensation Program

-------------------------------------------------------------------------------

Overview
--------

As discussed at the October meeting, Committee and Board approval is being sought at this meeting of IFF's new compensation program, which has been updated and redesigned in support of management's strategy for the three to five-year turnaround/transformation of the Company.

The purposes of the VISION2001 Compensation Program are to

 .     Attract, motivate and reward key executives for the achievement of stringent goals required for future growth, improved financial efficiency, higher profitability and increased cash flow,

      - Align IFF pay opportunities with these annual and long term drivers of shareholder value.

 .     Focus key employees to work together with common purpose as a unified IFF management group committed to accomplish Company-wide as well as team/individual goals, based on each employee's responsibility for financial, strategic and operational results,

 .     Encourage retention of key employees and assist in the recruitment of needed new talent,

 .     Increase stock ownership and facilitate wealth building,

 .     Offer competitive compensation opportunities based on the realization of
      VISION2001, and

 .     Provide pay plans that are simple to communicate, understand and administer.

The VISION2001 Compensation Program is comprised of six remuneration plans - Salary Plan, Annual Incentive Plan/1/, Long Term Incentive Plan/1/, Stock Option/1/, Perquisites Plan and Deferred Compensation Plan. The Program has been geared to the current competitive marketplace with salary and perquisites positioned at median and total remuneration at the 60th to 65th percentiles for on-target results and over the 75th percentile for maximum achievement.

The VISION2001 Compensation Program will provide IFF employees joining us from BBA with equivalent total remuneration opportunities through a modified mix of pay elements and other IFF participants with updated incentive and total remuneration opportunities based on real results.


--------------------
/1/ Under the Company's 2000 Stock Award and Incentive Plan approved by shareholders at the 2000 annual meeting.

[PEARL MEYER & PARTNERS]

1.   Salary Plan
     -----------

     A new salary matrix shown in the following Exhibit A has been developed comprised of 12 Grades. Over 500 employees have been assigned to Grades based on competitive marketplace pricing and internal value of their positions to the new IFF.

     Management to make salary adjustment effective January 1/st/ for those whose positions/responsibilities have changed materially in the restructuring and whose salaries fall below desired levels.

     On an ongoing basis, salaries will be reviewed periodically. Automatic annual merit increases will be discontinued. Raises will be determined by ongoing individual in-position performance. Assessments will be based on qualitative criteria such as personal and managerial effectiveness, teamwork, and people development as well as individual factors. Major distinctions between performance levels will be reflected in major distinctions in salary increase rates.

     Aside from "one time" adjustments for position/responsibility changes, salary increases will generally be effective April 1/st/. An exempt annualized salary budget of approximately 4% is planned for 2001.

[PEARL MEYER & PARTNERS]

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
--------------------------------------------------------------------------------
                            IFF Salary Grade Matrix
--------------------------------------------------------------------------------
         Salary Grade Range                                         Estimated
Salary   -------------------                 Typical                   No. of
Grade    Minimum    Maximum                 Positions               Participants
------   --------   --------   -----------------------------------  ------------
 CEO     $900,000                                                          1

  K      $325,000 - $585,000         Executive Vice President              3

  J      $275,000 - $495,000         Corporate VP; Senior VP               5

  I      $200,000 - $360,000   VP, Global Category (Business Head)        15

  H      $160,000 - $300,000   Other Officer, VP (Regional Business       25
                                     Head - Global Functions)

  G      $130,000 - $250,000           Director (Senior);                 45
                                     VP (Regional Function)

  F      $100,000 - $200,000         Research Fellow; Director            95
                                      (Area - Affiliate Head)

  E      $ 75,000 - $150,000           Manager (Senior);                 125
                                       Parfumer; Flavorist

  D      $ 60,000 - $110,000       Manager; Project Leader; Sr.          200
                                 Specialist; Principal Scientist;
                                     Individual Contributor

  C      $ 50,000 - $ 90,000          Supervisor; Group Leader;           --
                                  Assistant Manager; Sr. Specialist

  B      $ 40,000 - $ 65,000      Analyst; Specialist; Scientist          --

  A      $ 30,000 - $ 50,000       Representative; Coordinator;           --
                                Administrator; Associate; Trainee
                                                                        -----
                                                                         514

[PEARL MEYER & PARTNERS]


II.   Annual Incentive Plan
      ---------------------

      Over 500 employees in Salary Grades D/1/ and above will be eligible to participate in the Annual Incentive Plan. Those in Grades A to C as well as non-exempt hourly employees will participate in local incentive plans with a corporate performance element.

      Annual Incentive Plan performance goals based on the approved business plan will be comprised of both Corporate and team/individual quantitative measures established and clearly communicated at the beginning of each year. The three Corporate measures which require Committee approval for 2001 are based on total IFF financial performance drivers, focused on growing the business after several years of flat revenues, maximizing profits from new and existing sources of revenue, and generating the cash required to satisfy the Company's debt obligations:

      .     Revenue Growth
      .     Gross Profit (Revenues less Cost of Sales)
      .     Cash Flow from Operations (which embraces net profit from operations and working capital improvement)

      Individualized quantitative financial and strategic measures of team and/or person performance are to be focused on each participant's specific operational responsibilities for:

      . Driving achievement of annual global Corporate revenue, profit and cash flow goals for 2001,
      . Teamwork in achieving turnaround/transformation within the newly structured organization,
      . Integrating BBA's operation's smoothly and successfully within IFF's new structure,
      . Improving customer satisfaction (i.e., on-time delivery, quality, relationships, etc.), and
      . Realizing other stated goals determined by management as areas requiring significant action/improvement (i.e., product development, technical application, forecast reliability, etc.).

      The weighting of Corporate financial measures vs. team/individual measures is to be based on each participant's level/responsibilities, ranging from 100%/0% at the highest Corporate officer level to 20%/80% at the lowest participant levels. There will be less emphasis on overall Corporate results moving down the organization, with more focus on the achievement of specific individual goals which drive Company-wide results. Specific Corporate measures, performance goals and weightings for each year are to be determined by the Compensation Committee based on the recommendation of the Chief Executive Officer with target performance linked to the approved business plan.

                  Proposal for 2001
                  -----------------

                    Performance Measures                Weighting
                  -------------------------            -----------

                  Revenue growth                           40%
                  Gross Profit                             30%
                  Cash Flow from Operations                30%
                                                          ----
                                                          100%

--------------------
/1/   Minimum salary for Grade D is $60,000.


                                     - 4 -
z

[PEARL MEYER & PARTNERS]

     Progress toward meeting annual performance goals is to be tracked and communicated by management on a regular basis to plan participants. Plan funding will equal the sum of target awards with quarterly adjustment based on actual results achieved and projected full year results. Performance will be measured in constant dollars as of January 1st.

     Target incentive levels are to be determined by Grade based on position responsibilities and the new IFF compensation structure shown in Exhibit B. Annual incentive opportunities will range from 0% to 200% of target awards as shown below.

                                            Range of
                  Performance             Opportunity
                  -----------             -----------
                  Minimum                       0%
                  Threshold                    25%
                  Target(Business Plan)       100%
                  Maximum                     200%

     For motivational purposes, thresholds are set to be set at achievable level at "start-up" of the turnaround with relatively challenging goals at target and stretch goals required to earn maximum awards. In the event of extraordinary 2001 results, individual/team and/or Corporate awards may be adjusted by a "kicker" of up to 50% of target awards to motivate and reward realization of turnaround goals.

     Team and individual goals are to flow on a direct line for bottom-up implementation of each major business plan driver. Results achieved are to be evaluated and amounts earned determined and paid in February following the end of the performance year.

     Payment will generally be made in cash with elective deferral in choice of investments including IFF stock under the new IFF Deferred Compensation Plan. Deferrals in IFF stock for a minimum of two years will be credited with a 25% premium subject to two-year cliff vesting based on continued employment.

     Preliminary corporate performance targets and associated costs will be presented at the Committee meeting.

[PEARL MEYER & PARTNERS]                                              Exhibit B


                   INTERNATIONAL FLAVORS AND FRAGRANCES INC.
-------------------------------------------------------------------------------
                          IFF Compensation Structure
              Incentive Opportunity by Grade - Percent of Salary
-------------------------------------------------------------------------------

              Salary Grade
              Range ($000s)                 Annual Incentive (a)                    Annualized Long Term (b)
Salary     ------------------        ----------------------------------        ----------------------------------
Grade      Minimum    Maximum        Threshold      Target      Maximum        Threshold      Target      Maximum
------     -------    -------        ---------      ------      -------        ---------      ------      -------
 CEO        $900                       15.0%         60.0%       120.0%          20.0%         80.0%       160.0%

  K         $325   -   $585            12.5%         50.0%       100.0%          12.5%         50.0%       100.0%

  J         $275   -   $495            12.5%         50.0%       100.0%          12.5%         50.0%       100.0%

  I         $200   -   $360            12.5%         50.0%       100.0%          12.5%         50.0%       100.0%

  H         $160   -   $300            10.0%         40.0%        80.0%          10.0%         40.0%        80.0%

  G         $130   -   $250            10.0%         40.0%        80.0%            --            --           --

  F         $100   -   $200             7.5%         30.0%        60.0%            --            --           --

  E         $ 75   -   $150             6.3%         25.0%        50.0%            --            --           --

  D         $ 60   -   $110             3.8%         15.0%        30.0%            --            --           --

  C         $ 50   -   $ 90             2.5%         10.0% (f)    20.0%            --            --           --

  B         $ 40   -   $ 65             1.5%          6.0% (f)    12.0%            --            --           --

  A         $ 30   -   $ 50             1.5%          6.0% (f)    12.0%            --            --           --

    Range of Opportunity             ----------------------------------          --------------------------------
         vs. Target                      25%          100%         200%            25%          100%         200%
                                     ----------------------------------          --------------------------------


              Salary Grade
              Range ($000s)                  Stock Options (c)                         Total Remuneration
Salary     ------------------        ----------------------------------        ----------------------------------
Grade      Minimum    Maximum        Threshold      Target      Maximum        Threshold      Target      Maximum
------     -------    -------        ---------      ------      -------        ---------      ------      -------
 CEO        $900                       66.0% (d)     66.0% (d)    80.0%         201.0%        306.0%       460.0%

  K         $325   -   $585            42.5%         50.0%        60.0%         167.5%        250.0%       360.0%

  J         $275   -   $495            34.0%         40.0%        48.0%         159.0%        240.0%       348.0%

  I         $200   -   $360            34.0%         40.0%        48.0%         159.0%        240.0%       348.0%

  H         $160   -   $300            19.0%         22.5%        27.0%         139.0%        202.5%       287.0%

  G         $130   -   $250            15.0%         17.5%        21.0%         125.0%        157.5%       201.0%

  F         $100   -   $200             8.5%         10.0%        12.0%         116.0%        140.0%       172.0%

  E         $ 75   -   $150             6.5%          7.5% (e)     9.0%         112.8%        132.5%       159.0%

  D         $ 60   -   $110             3.5%          4.0% (e)     5.0%         107.3%        119.0%       135.0%

  C         $ 50   -   $ 90             2.6%          3.0% (e)     3.5%         105.1%        113.0%       123.5%

  B         $ 40   -   $ 65                            --           --          101.5%        106.0%       112.0%

  A         $ 30   -   $ 50                            --           --          101.5%        106.0%       112.0%

    Range of Opportunity             ----------------------------------
         vs. Target                     -15%          100%         +20%
                                     ----------------------------------

--------------------
(a)   "Kicker" of up to 50% of target for extraordinary performance.

(b) Standard annualized opportunity shown; 2001 to 2003 start-up biennial cycle to equal 3x annualized long term opportunity and subsequent biennial cycles to equal 2x annualized long term opportunity.

(c) Calculation based on IFF stock price of $17.9375 per share and IFF Black-Scholes value of 25.0% of grant value; option ranges to be finalized in May 2001.

(d) CEO to receive annual option grants with minimum Black-Scholes value of $590,000 (66% of current salary); initial CEO option grant on 100,000 shares.

(e) Participation by individuals in Grades C, D and E at discretion of CEO with an estimated level of participation equal to 50, 50 and 125 employees, respectively.

(f)   Covered by local incentive plans with a corporate performance element.

[PEARL MEYER & PARTNERS]

III. Long Term Incentive Plan
     ------------------------

     Approximately 50 executives in Salary Grade H/1/ and above who impact the long term success of the company will be eligible to participate initially. Eligibility may be extended down in future years based on Plan effectiveness and marketplace practice.

     As shown in the following Exhibit C, performance cycles of three years are to commence every two years. The initial Cycle I is to cover the three-year performance period from January 2001 to December 2003 with opportunity targeted at 3x the annualized award level to "start up" the Plan. Cycle II is to cover the three-year performance period from January 2003 to December 2005 at the standard 2x the annualized award level. Subsequent three-year performance cycles may continue on a biennial basis or shift to annual cycles as the Company's turnaround strategy is realized and goals of the business evolve.

     Performance measures and goals based on global corporate quantitative financial results achieved by the executive group as a team will be established at the beginning of each cycle. Threshold goals are to be set at realistic, attainable levels to create "Early success" by the executive team with targets to be relatively challenging and maximum goals stretch. The initial Cycle I is to be based on the following measures (subject to Committee approval) which support IFF's three to five-year turnaround strategy of growing earnings and improving financial efficiency through positive programs such as inventory reduction:

     .     Earnings per Share
     .     Return on Net Tangible Assets

     The two Cycle I measures will be weighted equally to maintain balanced focus:

                         Performance
                           Measure          Weightings
                         -----------        ----------

                         EPS                    50%
                         RONTA                  50%

     Performance measures, goals and weightings are to be reviewed and modified as appropriate for future cycles.

     At the beginning of each cycle, participants will be granted LTIP Units with a par value of $100 at target performance. The number of LTIP Units will be based on the participant's performance and Grade in the IFF compensation structure as shown in Exhibits D1 and D2. Plan funding will equal the sum of LTIP Units' value at target with quarterly adjustment based on actual results achieved and projected full year results.

-------------------------
/1/  Minimum salary for Grade H is $160,000.

[PEARL MEYER & PARTNERS]



     Incentive opportunities based on results will range from 0% to 200% of target values as shown below:

                                             Range of
                         Results           Opportunity
                        ---------          -----------

                        Minimum                 0%
                        Threshold              25%
                        Target                100%
                        Maximum               200%


     LTIP Units will be valued at the end of each cycle at $0 for minimum performance and up to $200 for maximum achievement of stretch goals. If performance is deemed by the Committee to be "superior" vs. goals at the halfway point of the performance cycle, the Committee may provide early partial payout of up to one-third of the three-year target award. Results achieved and amounts earned are to be determined and paid in February following the end of the cycle.

     Payment will generally be made in cash with elective deferral in a choice of investment vehicles including IFF stock to be permitted under the new IFF Deferred Compensation Plan. Deferrals in IFF stock for a minimum of two years will be credited with a 25% premium subject to cliff vesting based on continued employment.

     Preliminary corporate performance targets and associated costs will be presented at the Committee meeting.

[PEARL MEYER & PARTNERS]
                                                                       Exhibit C

                   INTERNATIONAL FLAVORS AND FRAGRANCES INC.
--------------------------------------------------------------------------------
                   Long Term Incentive Plan Biennial Cycles
--------------------------------------------------------------------------------
            Performance
            Period and                              Year
            Annualized     -----------------------------------------------------
  Cycle     Opportunity    2001   2002   2003   2004   2005   2006   2007   2008
----------  -----------    ----   ----   ----   ----   ----   ----   ----   ----
                           ------------------
     I      1/01-12/03          /      /                     100% Cash and/or
"Start Up"  3x Target           /      /    --------------  125% Deferred Stock
                                /      /
                           ------------------
                           /
                                    /
                                   /

                              Interim Payout
                           for "Superior" Results


                                         ------------------
   II       1/03-12/05                        /      /                         100% Cash and/or
Regular     2x Target                         /      /       ----------------  125% Deferred Stock
                                              /      /
                                         ------------------
                                         /


                                                       ------------------
                                                            /      /
                                                            /      /
                                                            /      /
                                                       ------------------



[PEARL MEYER & PARTNERS]


                                                                     Exhibit D-1

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
--------------------------------------------------------------------------------
                          IFF Compensation Structure
              Incentive Opportunity by Grade - Percent of Salary.
--------------------------------------------------------------------------------

              Salary Grade
              Range ($000s)                 Annual Incentive (a)                    Annualized Long Term (b)
Salary     ------------------        ----------------------------------        ----------------------------------
Grade      Minimum    Maximum        Threshold      Target      Maximum        Threshold      Target      Maximum
------     -------    -------        ---------      ------      -------        ---------      ------      -------
 CEO        $900                       15.0%         60.0%       120.0%          20.0%         80.0%       160.0%

  K         $325   -   $585            12.5%         50.0%       100.0%          12.5%         50.0%       100.0%

  J         $275   -   $495            12.5%         50.0%       100.0%          12.5%         50.0%       100.0%

  I         $200   -   $360            12.5%         50.0%       100.0%          12.5%         50.0%       100.0%

  H         $160   -   $300            10.0%         40.0%        80.0%          10.0%         40.0%        80.0%

  G         $130   -   $250            10.0%         40.0%        80.0%            --            --           --

  F         $100   -   $200             7.5%         30.0%        60.0%            --            --           --

  E         $ 75   -   $150             6.3%         25.0%        50.0%            --            --           --

  D         $ 60   -   $110             3.8%         15.0%        30.0%            --            --           --

  C         $ 50   -   $ 90             2.5%         10.0% (f)    20.0%            --            --           --

  B         $ 40   -   $ 65             1.5%          6.0% (f)    12.0%            --            --           --

  A         $ 30   -   $ 50             1.5%          6.0% (f)    12.0%            --            --           --

    Range of Opportunity             ----------------------------------          --------------------------------
         vs. Target                      25%          100%         200%            25%          100%         200%
                                     ----------------------------------          --------------------------------


              Salary Grade
              Range ($000s)                  Stock Options (c)                         Total Remuneration
Salary     ------------------        ----------------------------------        ----------------------------------
Grade      Minimum    Maximum        Threshold      Target      Maximum        Threshold      Target      Maximum
------     -------    -------        ---------      ------      -------        ---------      ------      -------
 CEO        $900                       66.0% (d)     66.0% (d)    80.0%         201.0%        306.0%       460.0%

  K         $325   -   $585            42.5%         50.0%        60.0%         167.5%        250.0%       360.0%

  J         $275   -   $495            34.0%         40.0%        48.0%         159.0%        240.0%       348.0%

  I         $200   -   $360            34.0%         40.0%        48.0%         159.0%        240.0%       348.0%

  H         $160   -   $300            19.0%         22.5%        27.0%         139.0%        202.5%       287.0%

  G         $130   -   $250            15.0%         17.5%        21.0%         125.0%        157.5%       201.0%

  F         $100   -   $200             8.5%         10.0%        12.0%         116.0%        140.0%       172.0%

  E         $ 75   -   $150             6.5%          7.5% (e)     9.0%         112.8%        132.5%       159.0%

  D         $ 60   -   $110             3.5%          4.0% (e)     5.0%         107.3%        119.0%       135.0%

  C         $ 50   -   $ 90             2.6%          3.0% (e)     3.5%         105.1%        113.0%       123.5%

  B         $ 40   -   $ 65              --            --           --          101.5%        106.0%       112.0%

  A         $ 30   -   $ 50              --            --           --          101.5%        106.0%       112.0%

    Range of Opportunity             ----------------------------------
         vs. Target                     -15%          100%         +20%
                                     ----------------------------------

--------------------
(a)   "Kicker" of up to 50% of target for extraordinary performance.

(b) Standard annualized opportunity shown; 2001 to 2003 start-up biennial cycle to equal 3x annualized long term opportunity and subsequent biennial cycles to equal 2x annualized long term opportunity.

(c) Calculation based on IFF stock price of $17.9375 per share and IFF Black-Scholes value of 25.0% of grant value; option ranges to be finalized in May 2001.

(d) CEO to receive annual option grants with minimum Black-Scholes value of $590,000 (66% of current salary); initial CEO option grant on 100,000 shares.

(e) Participation by individuals in Grades C, D and E at discretion of CEO with an estimated level of participation equal to 50, 50 and 125 employees, respectively.

(f)   Covered by local incentive plans with a corporate performance element.

[PEARL MEYER & PARTNERS]                                            Exhibit D-2


                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
-------------------------------------------------------------------------------
                          IFF Compensation Structure
      Incentive Opportunity by Grade - Amounts by Individual ($000s) (a)
-------------------------------------------------------------------------------

              Salary Grade
              Range ($000s)                 Annual Incentive (c)                    Annualized Long Term (d)
Salary     ------------------        -----------------------------------       -----------------------------------
Grade      Minimum    Maximum        Threshold      Target      Maximum        Threshold      Target      Maximum
------     -------    -------        ---------      ------      --------       ---------      ------      --------
 CEO        $900                      $135.0        $540.0      $1,080.0         $180.0       $720.0      $1,440.0

  K         $325   -   $585             56.9         227.5         455.0           56.9        227.5         455.0

  J         $275   -   $495             48.1         192.5         385.0           48.1        192.5         385.0

  I         $200   -   $360             35.0         140.0         280.0           35.0        140.0         280.0

  H         $160   -   $300             23.0          92.0         184.0           23.0         92.0         184.0

  G         $130   -   $250             19.0          76.0         152.0            --           --            --

  F         $100   -   $200             11.3          45.0          90.0            --           --            --

  E         $ 75   -   $150              7.0          28.1          56.3            --           --            --

  D         $ 60   -   $110              3.2          12.8          25.5            --           --            --

  C         $ 50   -   $ 90              1.8           7.0 (g)      14.0            --           --            --

  B         $ 40   -   $ 65              0.8           3.2 (g)       6.3            --           --            --

  A         $ 30   -   $ 50              0.6           2.4 (g)       4.8            --           --            --

    Range of Opportunity             -----------------------------------         ----------------------------------
         vs. Target                      25%          100%          200%            25%         100%          200%
                                     -----------------------------------         ----------------------------------


                                                                  Stock Options (b)
              Salary Grade            ---------------------------------------------------------------------------
              Range ($000s)                         Amount                               No. of Shares
Salary     ------------------         ---------------------------------        ----------------------------------
Grade      Minimum    Maximum         Minimum       Target      Maximum        Minimum        Target      Maximum
------     -------    -------         -------       ------      -------        -------        ------      -------
 CEO        $900                      $590.0 (e)    $590.0 (e)   $720.0        130,000 (e)   130,000 (e)  155,000

  K         $325   -   $585            193.4         227.5        273.0         42,500        50,000       60,000

  J         $275   -   $495            130.9         154.0        184.8         30,000        35,000       42,000

  I         $200   -   $360             95.2         112.0        134.4         21,500        25,000       30,000

  H         $160   -   $300             43.7          51.8         62.1         10,000        12,000       14,500

  G         $130   -   $250             28.5          33.3         39.9          6,000         7,000        8,400

  F         $100   -   $200             12.8          15.0         18.0          2,600         3,000        3,600

  E         $ 75   -   $150              7.3           8.4         10.1          1,700         2,000 (f)    2,400

  D         $ 60   -   $110              3.0           3.4          4.3            650           750 (f)      900

  C         $ 50   -   $ 90              1.8           2.1          2.5            425           500 (f)      600

  B         $ 40   -   $ 65              --             --          --             --            --           --

  A         $ 30   -   $ 50              --             --          --             --            --           --

    Range of Opportunity             ----------------------------------          --------------------------------
         vs. Target                     -15%           100%        +20%           -15%          100%         +20%
                                     ----------------------------------          --------------------------------


              Salary Grade
              Range ($000s)                  Total Remuneration
Salary     ------------------        -----------------------------------
Grade      Minimum    Maximum        Threshold      Target      Maximum
------     -------    -------        ---------     --------     --------
 CEO        $900                     $1,805.0      $2,750.0     $4,140.0

  K         $325   -   $585             762.1       1,137.5      1,638.0

  J         $275   -   $495             612.2         924.0      1,339.8

  I         $200   -   $360             445.2         672.0        974.4

  H         $160   -   $300             319.7         465.8        660.1

  G         $130   -   $250             237.5         299.3        381.9

  F         $100   -   $200             174.0         210.0        258.0

  E         $ 75   -   $150             126.8         149.1        178.9

  D         $ 60   -   $110              91.2         101.2        114.8

  C         $ 50   -   $ 90              73.6          79.1         86.5

  B         $ 40   -   $ 65              53.3          55.7         58.8

  A         $ 30   -   $ 50              40.6          42.4         44.8

    Range of Opportunity
         vs. Target

--------------------
(a)   Calculated based on the midpoint of each Salary Grade.

(b) Calculation based on IFF stock price of $17.9375 per share and IFF Black-Scholes value of 25.0% of grant value; option ranges to be finalized in May 2001.

(c)   "Kicker" of up to 50% of target for extraordinary performance.

(d) Standard annualized opportunity shown; 2001 to 2003 start-up biennial cycle to equal 3x annualized long term opportunity and subsequent biennial cycles to equal 2x annualized long term opportunity.

(e) CEO to receive annual option grants with minimum Black-Scholes value of $590,000 (66% of current salary); initial CEO option grant on 100,000 shares.

(f) Participation by individuals in Grades C, D and E at discretion of CEO with an estimated level of participation equal to 50, 50 and 125 employees, respectively.

(g)   Covered by local incentive plans with a corporate performance element.

[PEARL MEYER & PARTNERS]

IV.  Stock Options
     -------------

     As discussed in October, option grants to executive officers will continue to be made under the 2000 Stock Award and Incentive Plan and to other participants under the new 2000 Supplemental Stock Award Plan. Regular annual participants will include about 190 employees in Grades F/1/ and above with annual discretionary grants to about 225 selected employees in Grades C/2/, D and E.

     Based on current estimates, approximately 2 million shares or 2.11% of the 97 million shares currently outstanding would be granted annually at target performance with a range of 1.76 million up to 2.45 million shares (Exhibit
     E), which is within current market practice.

     Recommendations for Committee consideration with respect to 2001 option grant terms and timing are under development.

------------
/1/ Minimum salary for Grade F is $100,000.
/2/ Minimum salary for Grade C is $50,000.

[PEARL MEYER & PARTNERS]                                              Exhibit E


                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
-------------------------------------------------------------------------------
                          IFF Compensation Structure
                       Stock Option Opportunity by Grade
-------------------------------------------------------------------------------

                                                                Stock Options (a)(b)
                                      ------------------------------------------------------------------------
                                                                Black-Scholes Value
              Salary Grade            ------------------------------------------------------------------------
              Range ($000s)                  Percent of Salary                         Amount ($000s)
Salary     ------------------         ---------------------------------       --------------------------------
Grade      Minimum    Maximum         Minimum       Target      Maximum       Minimum      Target      Maximum
------     -------    -------         -------       ------      -------       -------      ------      -------
 CEO        $900                       66.0% (c)    66.0% (c)    80.0%        $590.0 (c)   $590.0 (c)  $720.0

  K         $325   -   $585            42.5%        50.0%        60.0%         193.4        227.5       273.0

  J         $275   -   $495            34.0%        40.0%        48.0%         130.9        154.0       184.8

  I         $200   -   $360            34.0%        40.0%        48.0%          95.2        112.0       134.4

  H         $160   -   $300            19.0%        22.5%        27.0%          43.7         51.8        62.1

  G         $130   -   $250            15.0%        17.5%        21.0%          28.5         33.3        39.9

  F         $100   -   $200             8.5%        10.0%        12.0%          12.8         15.0        18.0

  E         $ 75   -   $150             6.5%         7.5% (d)     9.0%           7.3          8.4 (d)    10.1

  D         $ 60   -   $110             3.5%         4.0% (d)     5.0%           3.0          3.4 (d)     4.3

  C         $ 50   -   $ 90             2.6%         3.0% (d)     3.5%           1.8          2.1 (d)     2.5

  B         $ 40   -   $ 65              --           --          --             --           --          --

  A         $ 30   -   $ 50              --           --          --             --           --          --

                       Totals
         % of Outstanding (e)

    Range of Opportunity             -----------------------------------         ----------------------------------
         vs. Target                     -15%          100%          +20%           -15%         100%          +20%
                                     -----------------------------------         ----------------------------------


                                                Stock Options (a)(b)
              Salary Grade            ----------------------------------------
              Range ($000s)                        No. of Shares
Salary     ------------------         ----------------------------------------
Grade      Minimum    Maximum          Minimum         Target         Maximum
------     -------    -------         ---------       ---------      ---------
 CEO        $900                        130,000 (c)     130,000 (c)    155,000

  K         $325   -   $585              42,500          50,000         60,000

  J         $275   -   $495              30,000          35,000         42,000

  I         $200   -   $360              21,500          25,000         30,000

  H         $160   -   $300              10,000          12,000         14,500

  G         $130   -   $250               6,000           7,000          8,400

  F         $100   -   $200               2,600           3,000          3,600

  E         $ 75   -   $150               1,700           2,000 (d)      2,400

  D         $ 60   -   $110                 650             750 (d)        900

  C         $ 50   -   $ 90                 425             500 (d)        600

  B         $ 40   -   $ 65                 --              --             --

  A         $ 30   -   $ 50                 --              --             --
                                      ---------       ---------      ---------
                       Totals         1,763,250       2,042,500      2,452,500
         % of Outstanding (e)             1.82%           2.11%          2.53%

    Range of Opportunity              ----------------------------------------
         vs. Target                      -15%            100%          +20%
                                      ----------------------------------------

--------------------
(a)   Calculated based on the midpoint of each Salary Grade.

(b) Calculation based on IFF stock price of $17.9375 per share and IFF Black-Scholes value of 25.0% of grant value; option ranges to be finalized in May 2001.

(c) CEO to receive annual option grants with minimum Black-Scholes value of $590,000 (66% of current salary); initial CEO option grant on 100,000 shares.

(d) Participation by individuals in Grades C, D and E at discretion of CEO with an estimated level of participation equal to 50, 50 and 125 employees, respectively.

(e)   Based on 97 million shares outstanding.

[PEARL MEYER & PARTNERS]


      The following Exhibit F1 and F2 summarize opportunities available under the four pay plans of the VISION2001 program for IFF's eight executive officers - structurally as a percent of salary and by dollar amount.

[PEARL MEYER & PARTNERS]                                            Exhibit F-1


                   INTERNATIONAL FLAVORS & FRAGRANCES INC.
-------------------------------------------------------------------------------
                          IFF Compensation Structure
      Total Remuneration of Eight Executive Officers - Percent of Salary
-------------------------------------------------------------------------------


                             Current                   Annual Incentive (a)                    Annualized Long Term (b)
                  Salary      Base          ----------------------------------        ----------------------------------
      Name        Grade      Salary         Threshold      Target      Maximum        Threshold      Target      Maximum
---------------   ------     -------        ---------      ------      -------        ---------      ------      -------
Goldstein, R. A.   CEO       100.0%           15.0%         60.0%       120.0%          20.0%         80.0%       160.0%

Lobbosco, C. A.     K        100.0%           12.5%         50.0%       100.0%          12.5%         50.0%       100.0%

Boyden, J.          K        100.0%           12.5%         50.0%       100.0%          12.5%         50.0%       100.0%

Howard, D. W.       K        100.0%           12.5%         50.0%       100.0%          12.5%         50.0%       100.0%

Block, S. A.        J        100.0%           12.5%         50.0%       100.0%          12.5%         50.0%       100.0%

Wetmore, D. J.      J        100.0%           12.5%         50.0%       100.0%          12.5%         50.0%       100.0%

Brooks, C. D.       J        100.0%           12.5%         50.0%       100.0%          12.5%         50.0%       100.0%

Kane, W. S.         J        100.0%           12.5%         50.0%       100.0%          12.5%         50.0%       100.0%


           Range of Opportunity             ----------------------------------          --------------------------------
                vs. Target                      25%          100%         200%            25%          100%         200%
                                            ----------------------------------          --------------------------------





                             Current               Stock Options (c)                         Total Remuneration
                  Salary      Base         ----------------------------------        ----------------------------------
      Name        Grade      Salary        Threshold      Target      Maximum        Threshold      Target      Maximum
---------------   ------     -------       ---------      ------      -------        ---------      ------      -------
Goldstein, R. A.   CEO       100.0%          66.0% (d)     66.0% (d)    80.0%         201.0%        306.0%       460.0%

Lobbosco, C. A.     K        100.0%          38.1%         44.8%        53.8%         163.1%        244.8%       353.8%

Boyden, J.          K        100.0%          40.1%         47.2%        56.6%         165.1%        247.2%       356.6%

Howard, D. W.       K        100.0%          50.8%         59.8%        71.8%         175.8%        259.8%       371.8%

Block, S. A.        J        100.0%          31.8%         37.4%        44.8%         156.8%        237.4%       344.8%

Wetmore, D. J.      J        100.0%          34.7%         40.8%        48.9%         159.7%        240.8%       348.9%

Brooks, C. D.       J        100.0%          38.1%         44.8%        53.8%         163.1%        244.8%       353.8%

Kane, W. S.         J        100.0%           52.0%        61.2%        73.4%         177.0%        261.2%       373.4%

            Range of Opportunity           ----------------------------------
                 vs. Target                    -15%          100%         +20%
                                           ----------------------------------

--------------------
(a)   "Kicker" of up to 50% of target for extraordinary performance.

(b) Standard annualized opportunity shown; 2001 to 2003 start-up biennial cycle to equal 3x annualized long term opportunity and subsequent biennial cycles to equal 2x annualized long term opportunity.

(c) Calculation based on IFF stock price of $17.9375 per share and IFF Black-Scholes value of 25.0% of grant value; option ranges to be finalized in May 2001.

(d) CEO to receive annual option grants with minimum Black-Scholes value of $590,000 (66% of current salary); initial CEO option grant on 100,000 shares.

[PEARL MEYER & PARTNERS]                                            Exhibit F-2


                   INTERNATIONAL FLAVORS & FRAGRANCES INC.
-------------------------------------------------------------------------------
                          IFF Compensation Structure
        Total Remuneration of Eight Executive Officers - Amounts (000s)
-------------------------------------------------------------------------------


                             Current                Annual Incentive (b)                   Annualized Long Term (c)
                  Salary      Base          ----------------------------------        ----------------------------------
      Name        Grade      Salary         Threshold      Target      Maximum        Threshold      Target      Maximum
---------------   ------     -------        ---------      ------      -------        ---------      ------      -------
Goldstein, R. A.   CEO         $900             $135         $540       $1,080           $180          $720       $1,440

Lobbosco, C. A.     K           500               63          250          500             63           250          500

Boyden, J.          K

Howard, D. W.       K

Block, S. A.        J           360               45          180          360             45           180          360

Wetmore, D. J.      J           330               41          165          330             41           165          330

Brooks, C. D.       J

Kane, W. S.         J
                                            ---------      ------      -------        ---------      ------      -------
                             Totals            $455        $1,820       $3,640           $500        $2,000       $4,000
               % of Outstanding (e)

           Range of Opportunity             ----------------------------------        --------------------------------
                vs. Target                      25%          100%         200%           25%          100%         200%
                                            ----------------------------------        --------------------------------



                                                                               Stock Options (a)
                                            ----------------------------------------------------------------------------
                             Current                       Amount                               No. of Shares
                  Salary      Base          ----------------------------------        ----------------------------------
      Name        Grade      Salary            Min.        Target       Max.             Min.        Target       Max.
---------------   ------     -------        ---------      ------      -------        ---------      ------      -------
Goldstein, R. A.   CEO         $900         $  590 (d)     $  590 (d)   $  720         130.0 (d)     130.0 (d)    155.0

Lobbosco, C. A.    K           500            191            224          269          42.5          50.0         60.0

Boyden, J.          K

Howard, D. W.       K

Block, S. A.        J           360            114            135          161          25.5          30.0         36.0

Wetmore, D. J.      J           330            114            135          161          25.5          30.0         36.0

Brooks, C. D.       J

Kane, W. S.         J
                                            ---------      ------      -------        ---------      ------      -------
                             Totals         $1,619         $1,801       $2,173         359.5         400.0        479.0
               % of Outstanding (e)                                                     0.37%         0.41%        0.49%

           Range of Opportunity             ----------------------------------        --------------------------------
                vs. Target                     -15%          100%         +20%          -15%          100%         +20%
                                            ----------------------------------        --------------------------------



                             Current               Total Remuneration
                  Salary      Base          ----------------------------------
      Name        Grade      Salary            Min.        Target       Max.
---------------   ------     -------        ---------      ------      -------

Goldstein, R. A.   CEO         $900           $1,805       $2,750       $4,140

Lobbosco, C. A.    K           500              816        1,224        1,769

Boyden, J.          K

Howard, D. W.       K

Block, S. A.        J           360              564          855        1,241

Wetmore, D. J.      J           330              527          795        1,151

Brooks, C. D.       J

Kane, W. S.         J
                                            ---------      ------      -------
                             Totals           $6,034       $9,081      $13,273
               % of Outstanding (e)

--------------------
(a) Calculation based on IFF stock price of $17.9375 per share and IFF Black-Scholes value of 25.0% of grant value; option ranges to be finalized in May 2001.

(b)   "Kicker" of up to 50% of target for extraordinary performance.

(c) Standard annualized opportunity shown; 2001 to 2003 start-up biennial cycle to equal 3x annualized long term opportunity and subsequent biennial cycles to equal 2x annualized long term opportunity.

(d) CEO to receive annual option grants with minimum Black-Scholes value of $590,000 (66% of current salary); initial CEO option grant on 100,000 shares.

(e)   Based on 97 million shares outstanding.

[PEARL MEYER & PARTNERS]

V.      Perquisite Plan
        ---------------

        The IFF Perquisite Plan is positioned at marketplace median. Two items have been added to current practice - financial counseling & estate planning and health club membership.

        As shown in Exhibit G. perquisites provided vary based on position level as reflected in assigned Salary Grade.

[PEARL MEYER & PARTNERS]                                               Exhibit G

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
--------------------------------------------------------------------------------
               VISION2001 Compensation Program - Other Elements
                               Perquisites Plan
--------------------------------------------------------------------------------

Salary                                           Annual    Building
Grade   Car (a)   Vacation      Severance       Physical   Parking
------  -------   --------   ----------------   --------   --------

 CEO      Yes     Per Board  Per Contract (b)      Yes        Yes

  K       Yes      4 Weeks     Per Executive       Yes        Yes
                             Severance Policy

  J       Yes      4 Weeks     Per Executive       Yes        Yes
                             Severance Policy

  I       Yes      4 Weeks     Per Executive       Yes        Yes
                             Severance Policy

  H       Yes      4 Weeks       18 Months         Yes        Yes

  G       No       4 Weeks       12 Months         Yes        No


  F       No       3 Weeks     Per Policy -        No         No
                               6 Months Min.

  E       No       3 Weeks     Per Policy -        No         No
                               6 Months Min.

  D       No     Per Policy     Per Policy         No         No


  C       No     Per Policy     Per Policy         No         No

  B       No     Per Policy     Per Policy         No         No

  A       No     Per Policy     Per Policy         No         No



                               Financial
Salary     Air Transport      Counseling &        Health
Grade      Accommodations    Estate Planning       Club
------  -------------------  ---------------  ---------------

 CEO     First or Business      Individual       Yes (100%)

  K      First or Business      Individual       Yes (100%)


  J      First or Business      Individual       Yes (100%)


  I      First or Business      Individual       Yes (100%)


  H      First or Business      Individual       Yes (100%)

  G      Coach or Business      Small Group   Partial Subsidy
        for 5 hours or more

  F      Coach or Business      Small Group   Partial Subsidy
        for 5 hours or more

  E      Coach or Business        Seminar     Partial Subsidy
        for 5 hours or more

  D      Coach or Business        Seminar     Partial Subsidy
        for 5 hours or more

  C            --                 Seminar     Partial Subsidy

  B            --                 Seminar     Partial Subsidy

  A            --                 Seminar     Partial Subsidy


------------------
(a)  Nature of program is currently under review.

(b) Covered under Executive Separation Policy except as provided in CEO letter agreement.

[PEARL MEYER & PARTNERS]

VI.  Deferred Compensation Plan
     --------------------------

     Approximately 300 U.S. based management employees in Salary Grades E and above will be eligible to participate in the Plan whose purposes are to:

     . Increase key employee stock ownership by encouraging deferral and investment of IFF earnings (including option profits) in IFF shares.

     . Facilitate wealth building by permitting key employees to invest their IFF earnings on a tax-deferred basis.

     . Encourage executive retention by automatic payout and taxation of deferred amounts upon certain terminations, and

     .     Offer a flexible and competitive program.

     Earnings eligible for deferral include salary in excess of the Social Security wage base plus Medicare tax/1/; annual and long term incentive awards; stock and stock unit awards; and profit shares resulting from stock-for-stock option exercise.

     Investment alternatives to be made available include, among others to be determined, IFF shares, selected equity and fixed income funds, and interest at specified rates. Deferral investment choices may be switched, except no switching out of IFF stock will be permitted to avoid Section 16 issues for insiders and accounting charges to the Company. Deferrals in IFF stock must be paid out in stock; all other deferrals may be paid out in cash, or at the Company's election, in the participant's elected investment.

     Deferral elections are to be filed on a timely basis as follows to avoid "constructive receipt" issues:

 . Salary                                  . Prior to commencement of fiscal
                                            quarter in which earned

 . Annual and long term incentive awards   . At least six months prior to end of
  in cash or stock                          performance period

 . Mandatorily deferred incentive awards   . One year prior to scheduled payment
                                            date

 . Option profit shares                    . At least six months prior to exercise

 . Stock units                             . At least six months prior to scheduled
                                            payment date

 . "Second-look" elections to extend       . At least one year prior to payout or six
  deferral                                  months prior to termination triggered
                                            payments

----------------
/1/ For 2001 wage base is $80,400 and Medicare withholding amounts to 1.45% of wages.

[PEARL MEYER & PARTNERS]


     Participants will have the flexibility to elect to receive their deferred amounts during employment or after termination due to retirement or disability, upon fixed date(s) or event(s), and in lump sum or in up to 10 installments. For retention purposes, a voluntary quit will trigger automatic payment and taxation. Deferrals will also be automatically paid out within one year after death and upon termination by the Company with Company right of offset in the event of a "for cause" termination. Automatically accelerated payout will occur within five business days of a Change in Control unless it would hinder a pooling transaction, or the participant waives acceleration.

     Early withdrawals will be permitted in the event of defined hardship with other withdrawals permitted subject to a 10% penalty. On the other hand, the Company may delay payment to avoid loss of tax deduction under IRC
     Section 162(m) or other Code provisions.

     The Plan may be implemented upon approval of the Committee and Board, with administration delegated to Company officers. Plan funding is under study. Based on recently expressed views of the SEC staff, the Plan will be registered on a Form S-8.